As filed with the Securities and Exchange Commission on October 23, 2025

Registration No. 333-

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM S-3

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

BRISTOW GROUP INC.

(Exact name of registrant as specified in its charter)

SEE TABLE OF ADDITIONAL REGISTRANT GUARANTORS

Delaware	72-1455213
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification Number)

3151 Briarpark Drive, Suite 700

Houston, Texas 77042

(713) 267-7600

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Christopher S. Bradshaw

President and Chief Executive Officer

Bristow Group Inc.

3151 Briarpark Drive, Suite 700

Houston, Texas 77042

(713) 267-7600

(Name, address, including zip code, and telephone number, including area code, of agent for service)

Copies to:

Samantha Hale Crispin

Carina L. Antweil

Baker Botts L.L.P.

910 Louisiana Street

Houston, Texas 77002

(713) 229-1234

Approximate date of commencement of proposed sale to the public: As soon as practicable after this Registration Statement becomes effective.

If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. ☐

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. ☒

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a registration statement pursuant to General Instruction I.D. or a post-effective amendment thereto that shall become effective upon filing with the Commission pursuant to Rule 462(e) under the Securities Act, check the following box. ☒

If this Form is a post-effective amendment to a registration statement filed pursuant to General Instruction I.D. filed to register additional securities or additional classes of securities pursuant to Rule 413(b) under the Securities Act, check the following box. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or an emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company” and “emerging growth company” in Rule 12b-2 of the Exchange Act.

Large accelerated filer	☒	Accelerated filer	☐

Non-accelerated filer	☐	Smaller reporting company	☐

		Emerging growth company	☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

TABLE OF ADDITIONAL REGISTRANT GUARANTORS

The additional registrants listed below may guarantee the debt securities registered hereby.

Exact Name of Additional Registrant as Specified in its Charter*	State or Other Jurisdiction of Incorporation or Organization	I.R.S. Employer Identification Number
Bristow Holdings U.S. Inc.	Delaware	72-0679819
Bristow Holdings America Inc.	Delaware	33-3590163
BHNA Holdings Inc.	Delaware	45-5478862
Bristow Helicopters Inc.	Delaware	02-0628733
Bristow U.S. Leasing LLC	Delaware	81-3962451
Bristow U.S. LLC	Louisiana	72-1412904
Era Aeróleo LLC	Delaware	45-2538418
Aeróleo Internacional, LLC	Delaware	46-2428348
Bristow LLC	Delaware	20-2421616
Era Leasing LLC	Delaware	20-4109028
Bristow U.S. Holdings LLC	Delaware	82-5047650
Bristow Holdings Company Ltd.	Cayman Islands	98-1155207
Bristow Holdings Company Ltd. III	Cayman Islands	98-1177265
Bristow Cayman Ltd.	Cayman Islands	98-0599765
BriLog Leasing Ltd.	Cayman Islands	98-0599764
Bristow Equipment Leasing Ltd.	Cayman Islands	98-1379303
Bristow Canadian Real Estate Company Inc.	British Columbia	98-1072092
Bristow Canada Holdings Inc.	British Columbia	98-1072339

*

Each additional registrant is a wholly owned direct or indirect subsidiary of Bristow Group Inc. The address, including zip code, and telephone number, including area code, of each additional registrant’s principal executive offices is c/o Bristow Group Inc., 3151 Briarpark Drive, Suite 700, Houston, Texas 77042, telephone (713) 267-7600. The name, address, including zip code, and telephone number, including area code, of the agent for service for each additional registrant is Christopher S. Bradshaw, c/o Bristow Group Inc., 3151 Briarpark Drive, Suite 700, Houston, Texas 77042, telephone (713) 267-7600.

PROSPECTUS

BRISTOW GROUP INC.

Common Stock

Preferred Stock

Debt Securities

Guarantees of Debt Securities

Warrants

Depository Shares

Share Purchase Contracts

Units

We may offer and sell from time to time, together or separately, in one or more offerings, any combination of our common stock, par value $0.01 per share (“Common Stock”), preferred stock, par value $0.01 per share (“Preferred Stock”), debt securities, which may be senior or subordinated (“Debt Securities”), which may be guaranteed or co-issued by our subsidiaries (each, a “Subsidiary” and, together, the “Subsidiaries”), warrants to purchase Common Stock, Preferred Stock or any combination thereof (“Warrants”), depository shares (“Depository Shares”), share purchase contracts (“Share Purchase Contracts”) and units (“Units” and, collectively with the Common Stock, Preferred Stock, Debt Securities, guarantees of Debt Securities, Warrants, Depositary Shares and Share Purchase Contracts, the “Securities”).

Unless we inform you otherwise in a prospectus supplement or free writing prospectus, we intend to use the net proceeds from the sale of Securities we are offering for general corporate purposes.

The Securities to which this prospectus relates may be offered and sold from time to time directly by us or alternatively through underwriters, broker dealers or agents. We will determine at what price we may sell the Common Stock offered by this prospectus, and such sales may be made at fixed prices, at prevailing market prices at the time of the sale, at varying prices determined at the time of sale, or at negotiated prices. For additional information on the methods of sale that may be used by us, see the section entitled “Plan of Distribution.”

We may amend or supplement this prospectus from time to time by filing amendments or supplements as required. You should carefully read this prospectus and any prospectus supplement or amendment before you invest. You also should read the documents we have referred you to in the “Where You Can Find More Information” section of this prospectus for information about us and our financial statements.

Our Common Stock is listed on The New York Stock Exchange (“NYSE”) under the symbol “VTOL.” On October 22, 2025, the last reported sale price of our Common Stock on NYSE was $39.05 per share. We will provide information in the prospectus supplement for the trading market, if any, for any Preferred Stock, Debt Securities, Warrants, Depository Shares, Share Purchase Contracts or Units we may offer.

Our principal executive offices are located at 3151 Briarpark Drive, Suite 700, Houston, Texas 77042, and our telephone number is (713) 267-7600.

Investing in our Securities involves risks. You should carefully review the risks and uncertainties described under the heading “Risk Factors” contained on page 5 herein and in the applicable prospectus supplement and under similar headings in the other documents incorporated by reference into this prospectus.

NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED OF THESE SECURITIES OR PASSED UPON THE ACCURACY OR ADEQUACY OF THE DISCLOSURES IN THE PROSPECTUS. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.

The date of this prospectus is October 23, 2025.

ABOUT THIS PROSPECTUS

This prospectus is part of a “shelf registration statement” on Form S-3 that we filed with the Securities and Exchange Commission (the “SEC”) utilizing a “shelf” registration process. Under this shelf registration process, we may offer and sell from time to time, together or separately, in one or more offerings, any combination of the Securities described in this prospectus.

This prospectus provides you with a general description of the Securities we may offer. Each time we offer Securities, we will provide a prospectus supplement accompanied by this prospectus. The prospectus supplement will contain specific information about the nature of the Company and the terms of the Securities being offered at that time. The prospectus supplement may also add, update or change information contained in this prospectus. If there is any inconsistency between the information in this prospectus and any prospectus supplement, you should rely on the information in the prospectus supplement.

We have not authorized anyone to provide any information or to make any representations other than those contained in, or incorporated by reference into, this prospectus, any prospectus supplement or any free writing prospectus we have prepared. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. We are not making an offer to sell these Securities in any jurisdiction where an offer or sale is not permitted. You should not assume that the information contained in this prospectus is accurate as of any date other than the date on the front cover of this prospectus or that any information we have incorporated by reference is accurate as of any date other than the date of the document incorporated by reference. Our business, financial condition, results of operations and prospects may have changed since those dates.

You should read carefully the entire prospectus and any applicable prospectus supplement, as well as the documents incorporated by reference in this prospectus, before making an investment decision. This prospectus contains forward-looking statements that are subject to a number of risks and uncertainties, many of which are beyond our control. Please read “Risk Factors” and “Forward-Looking Statements.” You should also read and consider the information in the documents to which we have referred you under “Where You Can Find More Information.”

When used in this prospectus, except where the context otherwise requires or as otherwise specified in the applicable documents incorporated by reference herein, the terms “Bristow,” “we,” “us,” “our” and “the Company” refer to Bristow Group Inc. and its consolidated subsidiaries.

WHERE YOU CAN FIND MORE INFORMATION

We have filed with the SEC a registration statement on Form S-3 to register the offer and sale of the Securities covered hereby. This prospectus, which forms part of the registration statement, does not contain all of the information included in the registration statement. For further information about us and the Securities covered by this prospectus, you should refer to the registration statement and its exhibits, which are available at the website of the SEC discussed below. Certain information is also incorporated by reference in this prospectus as described under “Information Incorporated by Reference.”

We are subject to the information and periodic reporting requirements of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and, in accordance therewith, file periodic reports, proxy statements and other information with the SEC. Such periodic reports, proxy statements and other information are available at the website of the SEC at http://www.sec.gov. We also furnish our stockholders with annual reports containing our financial statements audited by an independent registered public accounting firm and quarterly reports containing our unaudited financial information. We maintain a website at www.bristowgroup.com. You may access our Annual Report on Form 10-K, Quarterly Reports on Form 10-Q, Current Reports on Form 8-K, and amendments to those reports, and other documents filed or furnished pursuant to Section 13(a) or 15(d) of the Exchange Act with the SEC free of charge at our website as soon as reasonably practicable after such material is electronically filed with, or furnished to, the SEC. Information contained on, or accessible through, our website is not incorporated by reference into this prospectus.

INFORMATION INCORPORATED BY REFERENCE

The SEC allows us to incorporate by reference the information we file with it. This means that we can disclose information to you by referring you to those documents. The documents that have been incorporated by reference are an important part of the prospectus, and you should review that information in order to understand the nature of any investment by you in the Securities. Any statement contained in this prospectus or in a document incorporated by reference into this prospectus shall be deemed to be modified or superseded for purposes of this prospectus to the extent that a statement contained in this prospectus or in any other subsequently filed document that is incorporated by reference into this prospectus modified or superseded such statement. Any statement so modified or superseded shall not be deemed, except as so modified or superseded, to constitute a part of this prospectus.

We are incorporating by reference the documents listed below; provided, however, that we are not incorporating any documents or information deemed to have been furnished rather than filed in accordance with SEC rules unless specifically referenced below.

•	our Annual Report on Form 10-K for the year ended December 31, 2024, filed with the SEC on February 27, 2025 (the “2024 Form 10-K”);

•

our Quarterly Reports on Form 10-Q for the quarterly period ended March 31, 2025, filed with the SEC on May 7, 2025, and for the quarterly period ended June 30, 2025, filed with the SEC on August 6, 2025;

•	the information included in our Definitive Proxy Statement on Schedule 14A, filed with the SEC on April 21, 2025, to the extent incorporated by reference into Part III of the 2024 Form 10-K;

•	our Current Reports on Form 8-K filed with the SEC on February 5, 2025, June 6, 2025 and August 22, 2025; and

•

the description of the Common Stock contained our Form 10-12B filed with the SEC on December  18, 2012, as last amended on January  14, 2013, as updated by Exhibit 4.3 to our Annual Report on Form 10-K for the year ended March 31, 2021, filed with the SEC on May 27, 2021, including any amendment or report that we may file in the future for the purpose of updating the description of our Common Stock.

All documents subsequently filed by us pursuant to Sections 13(a), 13(c), 14 or 15(d) of the Exchange Act prior to the termination of each offering under this prospectus, including all such documents we may file with the SEC after the date of this prospectus and prior to the time that we sell all the securities offered by this prospectus (excluding, in each case, any information deemed furnished rather than filed), shall be deemed to be incorporated by reference into this prospectus and will automatically update and supersede the information in this prospectus, and any previously filed documents.

Upon written or oral request, we will provide, at no cost, to each person, including any beneficial owner, to whom this prospectus is delivered, a copy of any or all of the reports or documents that have been incorporated by reference into this prospectus. Requests for copies of any of these documents should be made by writing to or calling us at:

Bristow Group Inc.

3151 Briarpark Drive, Suite 700

Houston, Texas 77042

Attention: Corporate Secretary

(713) 267-7600

OUR COMPANY

Bristow is the leading global provider of innovative and sustainable vertical flight solutions. We primarily provide aviation services to a broad base of offshore energy companies and government entities. Our aviation services include personnel transportation, search and rescue (“SAR”), medevac, fixed wing transportation, unmanned systems and ad-hoc helicopter services. Our energy customers charter our helicopters primarily to transport personnel to, from and between onshore bases and offshore production platforms, drilling rigs and other installations. Our government customers primarily outsource SAR activities whereby we operate specialized helicopters and provide highly trained personnel. Our other services include fixed wing transportation services through a regional airline and dry-leasing aircraft to third-party operators in support of other industries and geographic markets. Our Common Stock is listed on NYSE under the symbol “VTOL.”

The Company’s principal executive offices are located at 3151 Briarpark Drive, Suite 700, Houston, Texas 77042, and the Company’s telephone number is (713) 267-7600. We maintain a website at www.bristowgroup.com. Information contained on, or accessible through, our website is not incorporated by reference into this prospectus.

RISK FACTORS

Investing in the Securities described herein involves risk. We urge you to carefully consider the risk factors described in our most recent Annual Report on Form 10-K and any updates in our Quarterly Reports on Form 10-Q, together with any other SEC filings that are incorporated by reference into this prospectus and, if applicable, in any prospectus supplement used in connection with an offering of our Securities, as well as the information relating to us identified herein in “Forward-Looking Statements,” before making an investment decision. Although we discuss key risks in our discussion of risk factors, new risks may emerge in the future, which may prove to be significant. Our subsequent filings with the SEC may contain amended and updated discussions of significant risks. We cannot predict future risks or estimate the extent to which they may affect our financial performance.

THE SUBSIDIARY GUARANTORS

Certain of the Subsidiaries may fully and unconditionally guarantee any series of Debt Securities offered by this prospectus. Certain of the Subsidiaries may alternatively co-issue any series of the Debt Securities offered by this prospectus. As of the date hereof, each of the Subsidiaries are wholly owned subsidiaries of the Company.

FORWARD-LOOKING STATEMENTS

This prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein or therein may include “forward-looking statements” within the meaning of Section 27A of the Securities Act of 1933, as amended (the “Securities Act”), and Section 21E of the Exchange Act. Forward-looking statements are statements about our future business, strategy, operations, capabilities and results; financial projections; plans and objectives of our management; expected actions by us and by third parties, including our customers, competitors, vendors and regulators, and other matters. Some of the forward-looking statements can be identified by the use of words such as “believes,” “belief,” “forecasts,” “expects,” “plans,” “anticipates,” “intends,” “projects,” “estimates,” “may,” “might,” “will,” “would,” “could,” “should” or other similar words; however, all statements in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein or therein, other than statements of historical fact or historical financial results, are forward-looking statements.

Our forward-looking statements reflect our views and assumptions on the date we are filing this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein or therein, as applicable, regarding future events and operating performance as of the date of the applicable document in which such statements were made. We believe that they are reasonable, but they involve significant known and unknown risks, uncertainties, assumptions and other factors, many of which may be beyond our control, that may cause actual results to differ materially from any future results, performance or achievements expressed or implied by the forward-looking statements. Such risks, uncertainties and factors that could cause or contribute to such differences include, but are not limited to, those discussed in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein or therein, including Part I, Item 1A, “Risk Factors” and Part II, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our Annual Report on Form 10-K for the year ended December 31, 2024. Accordingly, you should not put undue reliance on any forward-looking statements.

You should consider the following key factors when evaluating these forward-looking statements:

•	the impact of supply chain disruptions and inflation and our ability to recoup rising costs in the rates we charge to our customers;

•

our reliance on a limited number of helicopter manufacturers and suppliers and the impact of a shortfall in availability of aircraft components and parts required for maintenance and repairs of our helicopters, including significant delays in the delivery of parts for our S92 fleet;

•	our reliance on a limited number of customers and the reduction of our customer base as a result of consolidation and/or the energy transition;

•	public health crises, such as pandemics and epidemics, and any related government policies and actions;

•	our inability to execute our business strategy for diversification efforts related to government services and advanced air mobility;

•

the potential for cyberattacks or security breaches that could disrupt operations, compromise confidential or sensitive information, damage reputation, expose to legal liability, or cause financial losses;

•	the possibility that we may be unable to maintain compliance with covenants in our financing agreements;

•

global and regional changes in the demand, supply, prices or other market conditions affecting oil and gas, including changes resulting from a public health crisis or from the imposition or lifting of crude oil production quotas or other actions that might be imposed by the Organization of Petroleum Exporting Countries and other producing countries;

•	fluctuations in the demand for our services;

•	the possibility of significant changes in foreign exchange rates and controls;

•	potential effects of increased competition and the introduction of alternative modes of transportation and solutions;

•	the possibility that portions of our fleet may be grounded for extended periods of time or indefinitely (including due to severe weather events);

•	the possibility of political instability, civil unrest, war or acts of terrorism in any of the countries where we operate or elsewhere;

•	the possibility that we may be unable to re-deploy our aircraft to regions with greater demand;

•	the existence of operating risks inherent in our business, including the possibility of declining safety performance;

•	labor issues, including our inability to negotiate acceptable collective bargaining or union agreements with employees covered by such agreements;

•

the possibility of changes in tax, environmental, trade, immigration and other laws and regulations and policies, including, without limitation, tariffs and actions of the governments that impact oil and gas operations, favor renewable energy projects or address climate change;

•	any failure to effectively manage, and receive anticipated returns from, acquisitions, divestitures, investments, joint ventures and other portfolio actions;

•	the possibility that we may be unable to dispose of older aircraft through sales into the aftermarket;

•	the possibility that we may impair our long-lived assets and other assets, including inventory, property and equipment and investments in unconsolidated affiliates;

•	general economic conditions, including interest rates or uncertainty in the capital and credit markets;

•

disruptions in global trade, including as a result of tariffs, trade restrictions, retaliatory trade measures or the effect of such actions on trading relationships between the United States and other countries;

•

the possibility that reductions in spending on aviation services by governmental agencies where we are seeking contracts could adversely affect or lead to modifications of the procurement process or that such reductions in spending could adversely affect SAR contract terms or otherwise delay service or the receipt of payments under such contracts; and

•	the effectiveness of our environmental, social and governance initiatives.

The above description of risks and uncertainties is by no means all-inclusive, but is designed to highlight what we believe are important factors to consider. All forward-looking statements in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein or therein are qualified by these cautionary statements and are only made as of the date of this prospectus, the date of such accompanying prospectus supplement or the date of the document incorporated by reference herein or therein, as the case may be. The forward-looking statements in this prospectus, any accompanying prospectus supplement and the documents incorporated by reference herein or therein should be evaluated together with the many uncertainties that affect our businesses, particularly those discussed in greater detail in Part I, Item 1A, “Risk Factors” and Part II, Item 7, “Management’s Discussion and Analysis of Financial Condition and Results of Operations” of our Annual Report on Form 10-K for the year ended December 31, 2024.

We disclaim any obligation or undertaking, other than as required by law, to provide any updates or revisions to any forward-looking statement to reflect any change in our expectations or any change in events, conditions or circumstances on which the forward-looking statement is based, whether as a result of new information, future events or otherwise.

USE OF PROCEEDS

Unless we inform you otherwise in a prospectus supplement or free writing prospectus, we intend to use the net proceeds from the sale of Securities we are offering for general corporate purposes. This may include, among other things, additions to working capital, repayment or refinancing of existing indebtedness or other corporate obligations, repurchases or redemptions of securities, financing of capital expenditures and acquisitions and investment in existing and future projects or equipment. Pending any specific application, we may initially invest funds in short-term marketable securities or apply them to the reduction of short-term indebtedness. Any specific allocation of the net proceeds from an offering of Securities to a specific purpose will be determined at the time of the offering and will be described in an accompanying prospectus supplement or free writing prospectus.

PLAN OF DISTRIBUTION

As of the date of this prospectus, we have not determined any plan of distribution. The methods by which the Securities may be sold by us include:

•	privately negotiated transactions;

•	underwritten transactions;

•	exchange distributions and/or secondary distributions;

•	sales in the over-the-counter market;

•	ordinary brokerage transactions and transactions in which the broker solicits purchasers;

•

a block trade (which may involve crosses) in which the broker or dealer so engaged will attempt to sell the Securities as agent but may position and resell a portion of the block as principal to facilitate the transaction;

•	purchases by a broker or dealer as principal and resale by such broker or dealer for its own account pursuant to this prospectus;

•	through the writing of options on the shares, whether or not the options are listed on an options exchange;

•	directly to one or more other purchasers;

•	upon the exercise of rights distributed or issued to our security holders;

•	a combination of any such methods of sale; and

•	other methods permitted pursuant to applicable law.

We may also sell shares of Common Stock under Rule 144 under the Securities Act, in each case if available, rather than under this prospectus.

Such transactions may be effected by us at market prices prevailing at the time of sale or at negotiated prices. We may effect such transactions by selling the Securities to underwriters or to or through broker-dealers, and such underwriters or broker-dealers may receive compensation in the form of discounts or commissions from us and may receive commissions from the purchasers of the Securities for whom they may act as agent. We may agree to indemnify any underwriter, broker-dealer or agent that participates in transactions involving sales of the Securities against certain liabilities, including liabilities arising under the Securities Act.

DESCRIPTION OF DEBT SECURITIES AND GUARANTEES

The Debt Securities will be either our senior Debt Securities (“Senior Debt Securities”) or our subordinated Debt Securities (“Subordinated Debt Securities”). The Senior Debt Securities and the Subordinated Debt Securities will be issued under separate indentures among us, the Subsidiary Guarantors (as defined below) of such Debt Securities, if applicable, and a trustee to be determined (the “Trustee”). Senior Debt Securities will be issued under a “Senior Indenture” and Subordinated Debt Securities will be issued under a “Subordinated Indenture.” Together, the Senior Indenture and the Subordinated Indenture are called “Indentures.”

The Debt Securities may be issued from time to time in one or more series. The particular terms of each series that are offered by a prospectus supplement will be described in the prospectus supplement.

The rights of Bristow and our creditors, including holders of the Debt Securities, to participate in the assets of our Subsidiaries (other than the Subsidiary Guarantors of such Securities, if applicable), upon the latter’s liquidation or reorganization, will be subject to the prior claims of the Subsidiaries’ creditors, except to the extent that we may ourselves be a creditor with recognized claims against such Subsidiary.

The following summary of certain provisions of the Indentures does not purport to be complete and is qualified in its entirety by reference to the Indentures. The form of each Indenture has been filed with the SEC as an exhibit to the registration statement of which this prospectus is a part, and you should read the applicable Indenture for provisions that may be important to you. See “Where You Can Find More Information.” Capitalized terms used in the summary have the meanings specified in the applicable Indenture.

General

The Indentures provide that Debt Securities in separate series may be issued thereunder from time to time without limitation as to aggregate principal amount. We may specify a maximum aggregate principal amount for the Debt Securities of any series. We will determine the terms and conditions of the Debt Securities, including the maturity, principal and interest, but those terms must be consistent with the Indenture. The Debt Securities will be our unsecured obligations. If the prospectus supplement so indicates, the Debt Securities will be convertible into our Common Stock.

The Subordinated Debt Securities will be subordinated in right of payment to the prior payment in full of all of our Senior Debt (as defined in the Subordinated Indenture) as described in the prospectus supplement applicable to any Subordinated Debt Securities.

If specified in the prospectus supplement with respect to a particular series of Debt Securities, certain of the Subsidiaries (as applicable, the “Subsidiary Guarantors”) will fully and unconditionally guarantee (the “Subsidiary Guarantee”) that series, or may be a co-issuer of that series, in each case as described in the prospectus supplement. Each Subsidiary Guarantee will be an unsecured obligation of the Subsidiary Guarantor. A Subsidiary Guarantee of Subordinated Debt Securities will be subordinated to the Senior Debt of the Subsidiary Guarantors on the same basis as the Subordinated Debt Securities are subordinated to our Senior Debt.

The applicable prospectus supplement will set forth the price or prices at which the Debt Securities to be issued will be offered for sale and will describe the following terms of such Debt Securities:

(1)	the title of the Debt Securities;

(2)	whether the Debt Securities are Senior Debt Securities or Subordinated Debt Securities and, if Subordinated Debt Securities, the related subordination terms;

(3)	whether the Subsidiary Guarantors will provide a Subsidiary Guarantee of the Debt Securities;

(4)	any limit on the aggregate principal amount of the Debt Securities;

(5)	each date on which the principal of the Debt Securities will be payable;

(6)	the interest rate that the Debt Securities will bear, the date from which interest will accrue and the interest payment dates and record dates for the Debt Securities;

(7)	each place where payments on the Debt Securities will be payable;

(8)	any terms upon which the Debt Securities may be redeemed, in whole or in part, at our option;

(9)	any sinking fund or other provisions that would obligate us to redeem or otherwise repurchase the Debt Securities;

(10)	the portion of the principal amount, if less than all, of the Debt Securities that will be payable upon declaration of acceleration of the maturity of the Debt Securities;

(11)	whether the Debt Securities are defeasible;

(12)	any addition to or change in the Events of Default;

(13)	any restrictions or other provisions relating to the transfer or exchange of the Debt Securities;

(14)

whether the Debt Securities are convertible into our Common Stock and, if so, the terms and conditions upon which conversion will be effected, including the initial conversion price or conversion rate and any adjustments thereto and the conversion period;

(15)	any addition to or change in the covenants in the Indenture applicable to the Debt Securities; and

(16)	any other terms of the Debt Securities not inconsistent with the provisions of the Indenture.

Debt Securities, including any Debt Securities that provide for an amount less than the principal amount thereof to be due and payable upon a declaration of acceleration of the maturity thereof, may be sold at a substantial discount below their principal amount. Special United States federal income tax considerations applicable to Debt Securities sold at an original issue discount may be described in the applicable prospectus supplement. In addition, special United States federal income tax or other considerations applicable to any Debt Securities that are denominated in a currency or currency unit other than United States dollars may be described in the applicable prospectus supplement.

Global Securities

Some or all of the Debt Securities of any series may be represented, in whole or in part, by one or more Global Securities that will have an aggregate principal amount equal to that of the Debt Securities they represent. Each Global Security will be registered in the name of a Depositary or its nominee identified in the applicable prospectus supplement, will be deposited with such Depositary or nominee or its custodian and will bear a legend regarding the restrictions on exchanges and registration of transfer thereof and any such other matters as may be provided for pursuant to the applicable Indenture.

Governing Law

The Indentures and the Debt Securities will be governed by, and construed in accordance with, the laws of the State of New York.

The Trustee

We will enter into the Indentures with the Trustee. The Trustee will be qualified to act under the Trust Indenture Act of 1939, as amended. We may maintain a banking relationship in the ordinary course of business with the Trustee and one or more of its affiliates.

DESCRIPTION OF CAPITAL STOCK

The following summary of material terms of our Common Stock, our Preferred Stock, our Amended and Restated Certificate of Incorporation (as amended, the “Certificate of Incorporation”) and our Amended and Restated Bylaws (the “Bylaws”) does not purport to be complete and is qualified in its entirety by reference to the Certificate of Incorporation and the Bylaws. The Certificate of Incorporation and the Bylaws have been incorporated by reference as exhibits to the registration statement of which this prospectus is a part, and you should read these documents for provisions that may be important to you. See “Where You Can Find More Information.”

General

The Certificate of Incorporation provides for one class of Common Stock and authorizes the Company to issue 110,000,000 shares of capital stock, divided into two classes consisting of (a) 100,000,000 shares of Common Stock, par value $0.01 per share, and (b) 10,000,000 shares of Preferred Stock, par value $0.01 per share.

Common Stock

As of October 17, 2025, there were 28,920,179 shares of Common Stock outstanding.

Voting Rights

Holders of Common Stock are entitled to one vote for each share held and do not have cumulative voting rights. Directors will be elected by a plurality of the votes of the shares of Common Stock present in person or represented by proxy at a meeting of stockholders and voting for nominees in the election of directors. However, the Bylaws provide for the resignation of any director who fails to receive a majority of votes cast at an annual meeting of the stockholders (assuming that the election is uncontested). To become a nominee of our Board of Directors (the “Board”) for further service on the Board, each incumbent director is required to submit an irrevocable resignation, which resignation would become effective upon (1) that person not receiving a majority of the votes cast in an uncontested election and (2) acceptance by the Board of that resignation. Except as otherwise required by law, holders of Common Stock shall not be entitled to vote on any amendment to the Certificate of Incorporation that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together as a class with the holders of one or more other such series, to vote thereon pursuant to the Certificate of Incorporation. Except as otherwise provided in the Certificate of Incorporation or the Bylaws or required by law, all other matters to be voted on by our stockholders must be approved by a majority of the shares present in person or represented by proxy at a meeting of stockholders and voting on the subject matter.

Dividend Rights

Subject to any applicable provisions of law and the Certificate of Incorporation, holders of Common Stock are entitled to receive proportionately any dividends as may be declared by the Board, subject to any preferential dividend rights of outstanding Preferred Stock.

Liquidation Rights

Upon our liquidation, dissolution or winding up, holders of Common Stock are entitled to receive proportionately our net assets available after the payment of all debts and other liabilities and subject to the prior rights of any outstanding Preferred Stock.

Other Rights and Preferences

Holders of Common Stock have no preemptive, subscription, redemption or other conversion rights and do not have any sinking fund provisions. The rights, preferences and privileges of holders of Common Stock are subject to, and may be adversely affected by, the rights of the holders of shares of any series of Preferred Stock which we may designate and issue in the future.

Listing

Our Common Stock is listed on NYSE under the symbol “VTOL.”

Transfer Agent and Registrar

The transfer agent and registrar for our Common Stock is Equiniti Trust Company, LLC.

Anti-Takeover Effects of Delaware Law, the Certificate of Incorporation and the Bylaws

The Certificate of Incorporation and the Bylaws contain provisions that may delay, defer or discourage another party from acquiring control of us. We expect that these provisions, which are summarized below, will discourage coercive takeover practices or inadequate takeover bids. These provisions are also designed to encourage persons seeking to acquire control of us to first negotiate with the Board, which we believe may result in an improvement of the terms of any such acquisition in favor of our stockholders. However, they also give the Board the power to discourage acquisitions that some stockholders may favor.

Filling Vacancies on the Board

The Certificate of Incorporation provides that the Board shall be comprised of no less than three and no more than 15 directors, with the number of directors to be fixed from time to time by resolution adopted by the Board. Any vacancy on the Board, however occurring, including a vacancy resulting from an increase in the size of the Board, may only be filled by the Board, acting by a majority of the remaining directors then in office, even if less than a quorum, or by a sole remaining director. Any director appointed to fill a vacancy will hold office until the next election of directors or until his or her successor is duly elected and qualified.

Stockholder Action by Written Consent

The Certificate of Incorporation and the Bylaws provide that subject to the terms of one or more series or classes of Preferred Stock, any action required or permitted to be taken by the stockholders of the Company must be effected at a duly called annual meeting or special meeting of stockholders of the Company and may not be effected by any consent in writing by such stockholders.

Meetings of Stockholders

The Bylaws provide that only a majority of the members of the Board then in office or the Chief Executive Officer of the Company may call special meetings of the stockholders for any purpose or purposes. Such special meetings of the stockholders shall be held at such places, within or without the State of Delaware, or, within the sole discretion of the Board, and subject to such guidelines and procedures as the Board may adopt, by means of remote communication, as shall be specified in the respective notices or waivers of notice thereof. The ability of stockholders to call a special meeting of stockholders is specifically denied.

Advance Notice Requirements

The Bylaws establish an advance notice procedure for stockholders to make nominations of candidates for election as directors or to bring other business before an annual or special meeting of our stockholders.

The Bylaws provide that any stockholder wishing to nominate persons for election as directors at, or bring other business before, an annual meeting must deliver to our secretary a written notice of the stockholder’s intention to do so, together with certain other information regarding the stockholder (and its director nominee(s), if applicable) as required by the Bylaws. To be timely, the stockholder’s notice must be delivered to us not earlier than the close of business on the 120th day and not later than the close of business on the 90th day prior to the first anniversary of the preceding year’s annual meeting. If the date of the annual meeting is more than 30 days before or more than 60 days after such anniversary date, then to be timely, notice must be delivered to us not earlier than the close of business on the 120th day prior to the date of such annual meeting and not later than the close of business on the later of the 90th day prior to the date of such annual meeting or, if the first public announcement of the date of such annual meeting is less than 100 days prior to the date of such annual meeting, the 10th day following the day on which public announcement of the date of such meeting is first made by the Company.

Any stockholder wishing to nominate persons for election as directors at a special meeting called for the purpose of electing directors must deliver to our secretary a written notice (containing certain information regarding the stockholder and its nominee(s) for director as required by the Bylaws) not earlier than the close of business on the 120th day prior to such special meeting and not later than the close of business on the later of the 90th day prior to such special meeting or the 10th day following the date on which notice of the date of the special meeting was mailed or public disclosure of the date of the special meeting was made, whichever first occurs.

Amendments to the Certificate of Incorporation

As required by Delaware law, any amendment to the Certificate of Incorporation must first be approved by a majority of the Board and, if required by law or the Certificate of Incorporation, thereafter be approved by a majority of the outstanding shares entitled to vote on the amendment.

Amendments to the Bylaws

The Bylaws provide that, subject to the provisions of the Certificate of Incorporation, (i) the Board may make, alter, amend, add to or repeal any and all of the Bylaws by resolution adopted by a majority of the directors then in office, or (ii) the affirmative vote of the holders of at least a majority of the voting power of the Company’s then outstanding shares entitled to vote generally in the election of directors, voting together as a single class, shall be required for the stockholders to make, alter, amend, add to or repeal any or all Bylaws of the Company or to adopt any provision inconsistent therewith.

Section 203 of the Delaware General Corporation Law

We are subject to the provisions of Section 203 of the Delaware General Corporation Law (the “DGCL”). In general, Section 203 of the DGCL prohibits a corporation from engaging in a “business combination” with an “interested stockholder” for a three-year period following the time that this stockholder becomes an interested stockholder, unless the business combination is approved in a prescribed manner. A “business combination” includes, among other things, a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. An “interested stockholder” is a person who owns 15% or more of the corporation’s outstanding voting stock, or an affiliate or associate of the corporation who did own 15% or more of the corporation’s outstanding voting stock within three years prior to the determination of interested stockholder status, and the affiliates and associates of such person. Under Section 203 of the DGCL, a business combination between a corporation and an interested stockholder is prohibited unless it satisfies one of the following conditions:

•

before the stockholder became an interested stockholder, the board of directors of the corporation approved either the business combination or the transaction which resulted in the stockholder becoming an interested stockholder;

•

upon consummation of the transaction which resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding, for purposes of determining the voting stock outstanding, shares owned by persons who are directors and also officers, and employee stock plans, in some instances; or

•

at or after the time the stockholder became an interested stockholder, the business combination was approved by the board of directors of the corporation and authorized at an annual or special meeting of the stockholders by the affirmative vote of at least two-thirds of the outstanding voting stock which is not owned by the interested stockholder.

A Delaware corporation may opt out of Section 203 of the DGCL either with an express provision in its original certificate of incorporation or in an amendment to its certificate of incorporation or bylaws approved by its stockholders. However, we have not opted out, and do not currently intend to opt out, of this provision. The statute could prohibit or delay mergers or other takeover or change in control attempts and, accordingly, may discourage attempts to acquire us.

Issuance of Preferred Stock

The Certificate of Incorporation provides that the Board may authorize the issuance of Preferred Stock with voting or conversion rights that could adversely affect the voting power or other rights of the holders of Common Stock. Issuing Preferred Stock provides flexibility in connection with possible acquisitions and other corporate purposes, but could also, among other things, have the effect of delaying, deferring or preventing a change in control of the Company and may adversely affect the market price of our Common Stock and the voting and other rights of the holders of Common Stock.

Preferred Stock

As of October 17, 2025, there were no shares of Preferred Stock issued and outstanding.

The Board is authorized, subject to any limitations prescribed by law, to provide for the issuance of shares of one or more series of Preferred Stock and to fix the designation, powers, preferences and rights thereof and any qualifications, limitations or restrictions thereof.

Foreign Ownership

We are subject to the Federal Aviation Act, under which our helicopters may be subject to deregistration, and we may lose our ability to operate within the United States, if persons other than citizens of the United States should come to own or control more than 25% of our voting interest. Consistent with the requirements of the Federal Aviation Act, the Certificate of Incorporation and the Bylaws provide that persons or entities that are not “citizens of the United States” (as defined in the Federal Aviation Act) shall not collectively own or control more than 24.9% of the voting power of our outstanding capital stock (the “Permitted Foreign Ownership Percentage”) and that, if at any time persons that are not citizens of the United States nevertheless collectively own or control more than the Permitted Foreign Ownership Percentage, the voting rights of our outstanding voting capital stock in excess of the Permitted Foreign Ownership Percentage owned by stockholders who are not citizens of the United States shall automatically be reduced.

Exclusive Forum

The Certificate of Incorporation provides that, unless we consent in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for (i) any derivative action or proceeding brought on behalf of the Company, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer or other employee of the Company to the Company or the Company’s stockholders, (iii) any action asserting a claim arising pursuant to any provision of the DGCL or (iv) any action asserting a claim governed by the internal affairs doctrine. Any person or entity purchasing or otherwise acquiring any interest in shares of capital stock of the Company shall be deemed to have notice of and consented to such exclusive forum provisions.

DESCRIPTION OF WARRANTS

We may issue Warrants for the purchase of our Common Stock, Preferred Stock or any combination thereof. Warrants may be issued independently or together with our Securities offered by any prospectus supplement and may be attached to or separate from any such offered Securities. Each series of Warrants will be issued under a separate warrant agreement to be entered into between us and a bank or trust company, as warrant agent, all as set forth in the prospectus supplement relating to the particular issue of Warrants. The warrant agent will act solely as our agent in connection with the Warrants and will not assume any obligation or relationship of agency or trust for or with any holders of Warrants or beneficial owners of Warrants. The following summary of certain provisions of the Warrants does not purport to be complete and is qualified in its entirety by reference to the warrant agreements. We will file the form of any warrant agreement, including the form of warrant certificate, with the SEC, and you should read these documents for provisions that may be important to you. See “Where You Can Find More Information.”

You should refer to the prospectus supplement relating to a particular issue of Warrants for the terms of and information relating to the Warrants, including, where applicable:

(1)	the title of the Warrants;

(2)	the aggregate number of Warrants offered;

(3)	the number of securities purchasable upon exercise of the Warrants and the price at which such securities may be purchased upon exercise of the Warrants;

(4)	the date on which the right to exercise the Warrants commences and the date on which such right expires (the “Expiration Date”);

(5)	the United States federal income tax consequences applicable to the Warrants;

(6)	the amount of the Warrants outstanding as of the most recent practicable date;

(7)	any terms, procedures and limitations relating to the transferability, exchange or exercise of the Warrants; and

(8)	any other terms of the Warrants.

Warrants will be offered and exercisable for United States dollars only. Warrants will be issued in registered form only. Each Warrant will entitle its holder to purchase such number of securities at such exercise price as is in each case set forth in, or calculable from, the prospectus supplement relating to the Warrants. The exercise price may be subject to adjustment upon the occurrence of events described in such prospectus supplement. After the close of business on the Expiration Date (or such later date to which we may extend such Expiration Date), unexercised Warrants will become void. The place or places where, and the manner in which, Warrants may be exercised will be specified in the prospectus supplement relating to such Warrants.

Prior to the exercise of any Warrants, holders of the Warrants will not have any of the rights of holders of securities, including the right to receive payments of any dividends on the securities purchasable upon exercise of the Warrants, or to exercise any applicable right to vote.

DESCRIPTION OF DEPOSITARY SHARES

We may offer Depositary Shares (either separately or together with other securities) representing fractional interests in our Preferred Stock of any series. In connection with the issuance of any Depositary Shares, we will enter into a deposit agreement with a bank or trust company, as depositary, whose name and address will be included in the applicable prospectus supplement. Depositary Shares will be evidenced by depositary receipts issued pursuant to the related deposit agreement. Immediately following our issuance of the Preferred Stock related to the Depositary Shares, we will deposit the Preferred Stock with the relevant preferred stock depositary and will cause the preferred stock depositary to issue, on our behalf, the related depositary receipts. Subject to the terms of the deposit agreement, each owner of a depositary receipt will be entitled, in proportion to the fraction of a share of Preferred Stock represented by the related Depositary Share, to all the rights, preferences and privileges of, and will be subject to all of the limitations and restrictions on, the Preferred Stock represented by the depositary receipt (including, if applicable, dividend, voting, conversion, exchange redemption and liquidation rights).

The applicable prospectus supplement will describe the terms of any Depositary Shares. We will file the form of deposit agreement, including the form of depositary receipt, and any other instrument establishing the terms of any Depositary Shares with the SEC, and you should read these documents for provisions that may be important to you. See “Where You Can Find More Information.”

DESCRIPTION OF SHARE PURCHASE CONTRACTS

We may issue Share Purchase Contracts representing contracts obligating holders to purchase from us, and obligating us to sell to the holders, subject to the terms of such Share Purchase Contracts, a specified or varying number of our Common Stock, Preferred Stock or other securities described in this prospectus at a future date or dates. Alternatively, the Share Purchase Contracts may, subject to the terms of such Share Purchase Contracts, obligate us to purchase from holders, and obligate holders to sell to us, a specified or varying number of our Common Stock, Preferred Stock or other securities described in this prospectus. The price per unit of our Common Stock, Preferred Stock or other securities described in this prospectus and number of units may be fixed at the time the Share Purchase Contracts are entered into or may be determined by reference to a specific formula set forth in the Share Purchase Contracts.

The applicable prospectus supplement will describe the terms of any Share Purchase Contract. The Share Purchase Contracts will be issued pursuant to documents to be issued by us. You should read the particular terms of these documents, which will be described in more detail in the applicable prospectus supplement. We will file the forms of documents governing or establishing the terms of any Share Purchase Contracts with the SEC. See “Where You Can Find More Information.”

DESCRIPTION OF UNITS

We may issue Units consisting of any combination of the other types of Securities offered under this prospectus in one or more series. We may evidence each series of Units issued by unit certificates that we will issue under a separate agreement. We may enter into unit agreements with a unit agent. Each unit agent will be a bank or trust company that we select and whose name will be included in the applicable prospectus supplement. You should read the particular terms of these documents, which will be described in more detail in the applicable prospectus supplement. We will file the form of any unit agreement, including the form of unit certificate, with the SEC. See “Where You Can Find More Information.”

If we offer any Units, certain terms of that series of Units will be described in the applicable prospectus supplement, including, without limitation, the following, as applicable:

(1)	the title of the series of Units;

(2)	identification and description of the separate constituent securities comprising the Units;

(3)	the price or prices at which the Units will be issued;

(4)	the date, if any, on and after which the constituent Securities comprising the Units will be separately transferable;

(5)	if appropriate, a discussion of material United States federal income tax considerations applicable to the Units; and

(6)	any other terms of the Units and their constituent Securities.

LEGAL MATTERS

Certain legal matters in connection with the Securities offered hereby will be passed upon for us by Baker Botts L.L.P., Houston, Texas. Any underwriters will be advised about legal matters relating to any offering by their own legal counsel, which firm will be named in the applicable prospectus supplement.

EXPERTS

The consolidated financial statements of Bristow Group Inc. as of December 31, 2024 and 2023, and for each of the years in the two-year period ended December 31, 2024 and for the nine months ended December 31, 2022, and management’s assessment of the effectiveness of internal control over financial reporting as of December 31, 2024 have been incorporated by reference herein in reliance upon the reports of KPMG LLP, independent registered public accounting firm, incorporated by reference herein, and upon the authority of said firm as experts in accounting and auditing.

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution.

Set forth below are the expenses expected to be incurred in connection with the issuance and distribution of the Securities registered hereby and payable by us.

Amount
SEC registration fee	$	*
Printing and engraving expenses		**
Legal fees and expenses		**
Accounting fees and expenses		**
Trustee’s and transfer agent’s fees and expenses		**
Rating agency fees and expenses		**
Miscellaneous		**

Total	$	**

*	In accordance with Rules 456(b) and 457(r) under the Securities Act, the registrant is deferring payment of all applicable registration fees for the securities offered by this registration statement.
**

Estimated expenses are not presently known. The foregoing sets forth the general categories of expenses (other than underwriting discounts and commissions) that we anticipate we will incur in connection with the offering of Securities under this registration statement. An estimate of the aggregate amount of these expenses will be reflected in the applicable prospectus supplement.

Item 15. Indemnification of Directors and Officers.

Bristow Group Inc.

The Company is a Delaware corporation subject to the applicable indemnification provisions of the DGCL. Section 145(a) of the DGCL provides that a corporation shall have the power to indemnify its directors, officers, employees and agents (or persons serving at the request of the corporation as a director, officer, employee or agent of another entity) against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any civil, criminal, administrative or investigative action, suit or proceeding, except actions by or in the right of the corporation, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person’s conduct was unlawful.

Section 145(b) of the DGCL provides that, in connection with the defense or settlement of any action or suit by or in the right of the corporation, a corporation shall have the power to indemnify its directors, officers, employees and agents (or persons serving at the request of the corporation as a director, officer, employee or agent of another entity) against expenses (including attorneys’ fees) actually and reasonably incurred by such person if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification may be made in respect of any claim, issue or matter as to which such person has been adjudged liable to the corporation unless the Delaware Court of Chancery or the court in which such action or suit is brought determines that such person is entitled to indemnity.

Section 145(c) of the DGCL provides that, to the extent that a present or former director or officer of a corporation has been successful on the merits or otherwise in defense of any action, suit or proceeding referred to in subsections (a) and (b) of Section 145, or in defense of any claim, issue or matter therein, such person shall be indemnified against expenses (including attorneys’ fees) actually and reasonably incurred by such person in connection therewith.

Section 145(e) of the DGCL provides that expenses (including attorneys’ fees) incurred by a director or officer of the corporation in defending any civil, criminal, administrative or investigative action, suit or proceeding may be paid by the corporation in advance of the final disposition of such action, suit or proceeding upon receipt of an undertaking by or on behalf of such director or officer to repay such amount if it shall ultimately be determined that such person is not entitled to be indemnified by the corporation as authorized in Section 145.

Section 145(f) of the DGCL provides that the indemnification and advancement of expenses provided by, or granted pursuant to, the other subsections of Section 145 shall not be deemed exclusive of any other rights to which those seeking indemnification or advancement of expenses may be entitled under any bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in such person’s official capacity and as to action in another capacity while holding such office.

Section 145(g) of the DGCL provides that a corporation shall have the power to purchase and maintain insurance on behalf of its directors, officers, employees or agents (or persons serving at the request of the corporation as a director, officer, employee or agent of another entity) against any liability asserted against such person and incurred by such person in any such capacity, or arising out of such person’s status as such, whether or not the corporation would otherwise have the power to indemnify such person against such liability under Section 145.

The Certificate of Incorporation provides that the Company will indemnify its directors and officers to the fullest extent authorized or permitted by law, except that, other than proceedings to enforce indemnification rights, the Company is not obligated to indemnify a director or officer in connection with a proceeding initiated by such person unless such proceeding was authorized or consented to by the Board. The right to indemnification provided by the Certificate of Incorporation includes the right to advancement of expenses in connection with any proceeding upon receipt by the Company of an undertaking by the director or officer to repay advanced amounts if it is ultimately determined that such person is not entitled to be indemnified.

The Bylaws provide that the Company will indemnify any of its directors or officers who is party to an action, suit or other proceeding, other than a proceeding by or in the right of the Company, by reason of his or her position as a director or officer against reasonable expenses (including reasonable attorneys’ fees), judgments, penalties, fines and amounts paid in settlement actually and reasonably incurred by such person or on such person’s behalf, in connection with such proceeding or any claim, issue or matter therein, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, and with respect to any criminal proceeding, had no reasonable cause to believe such person’s conduct was unlawful. The Bylaws further provide that the Company will indemnify any of its directors or officers who is party to an action, suit or other proceeding brought by or in the right of the Company by reason of his or her position as a director or officer against reasonable expenses (including reasonable attorneys’ fees) actually and reasonably incurred by such person or on such person’s behalf, in connection with such proceeding, if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Company, except that no indemnification may be made in respect of any claim, issue or matter as to which such person has been adjudged to be liable to the Company unless the Delaware Court of Chancery or other court in which such proceeding is brought determines that such indemnification may be made. The Company is not obligated to indemnify a director or officer who initiated the suit or proceeding unless, among other exceptions, the Company has joined in or the Board had previously authorized such suit or proceeding. The Bylaws also provide for the right to advancement of expenses in connection with any proceeding by reason of such person’s corporate status within 30 days after the receipt by the Company of a statement or statements from such person requesting such advance or advances from time to time (including a written undertaking to repay any expenses advanced if it is ultimately determined that such person is not entitled to be indemnified), whether prior to or after final disposition of such proceeding.

Additionally, the Certificate of Incorporation includes a provision that eliminates the personal liability of directors of the Company to the Company or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Company or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (iii) under Section 174 of the DGCL or (iv) for any transaction from which the director derived an improper personal benefit.

The Company has also entered into indemnification agreements with its directors and officers generally indemnifying them against liability they may incur in their capacity as such, subject to certain limitations. The indemnification agreements also detail the general procedures for obtaining indemnification and for the advancement of expenses for indemnifiable claims.

The Company maintains liability insurance policies that indemnify its directors and officers and those of the Subsidiaries against various liabilities, including certain liabilities arising under the Securities Act and the Exchange Act that may be incurred by them in their capacity as such.

In addition, pursuant to the Bristow Group Inc. 2021 Equity Incentive Plan (as amended, the “2021 Incentive Plan”), no individual acting as a director, officer, other employee or agent of Bristow or any Subsidiary will be liable to any participant, former participant, spouse, beneficiary or any other person for any claim, loss, liability or expense incurred in connection with the 2021 Incentive Plan or any award issued under the 2021 Incentive Plan, and such individual will not be personally liable with respect to the 2021 Incentive Plan because of any contract or other instrument executed in his or her capacity as an administrator, director, officer, other employee or agent of Bristow or any Subsidiary. Bristow will indemnify and hold harmless each director, officer, other employee and agent of Bristow or any Subsidiary that has been or will be granted or delegated any duty or power relating to the 2021 Incentive Plan’s administration or interpretation, against any cost or expense (including attorneys’ fees) or liability (including any sum paid in settlement of a claim with the administrator’s approval) arising from any act or omission concerning the 2021 Incentive Plan unless arising from such person’s own fraud or bad faith.

Delaware Subsidiary Guarantors

Delaware Corporations

Each of Bristow Holdings U.S. Inc., Bristow Holdings America Inc., BHNA Holdings Inc. and Bristow Helicopters Inc. is a Subsidiary Guarantor and a Delaware corporation subject to the applicable indemnification provisions of the DGCL. For a description of such provisions of the DGCL, see “—Bristow Group Inc.” above.

The certificate of incorporation and the bylaws of Bristow Holdings U.S. Inc., the certificate of incorporation and the bylaws of Bristow Holdings America Inc. and the bylaws of Bristow Helicopters Inc. provide for the indemnification of directors and officers against specified expenses to the fullest extent permitted by the DGCL, subject to certain exceptions.

The bylaws of BHNA Holdings Inc. provide for the indemnification of directors and officers to the fullest extent permitted by the DGCL.

Delaware Limited Liability Companies

Each of Bristow U.S. Leasing LLC, Era Aeróleo LLC, Aeróleo Internacional, LLC, Bristow LLC, Era Leasing LLC and Bristow U.S. Holdings LLC is a Subsidiary Guarantor and a Delaware limited liability company. Section 18-108 of the Delaware Limited Liability Company Act provides that a limited liability company has the power to indemnify and hold harmless any member or manager or other person from and against any and all claims and demands whatsoever.

The limited liability company agreements of each of Bristow U.S. Leasing LLC and Bristow U.S. Holdings LLC provide for the indemnification of members, managers and officers against specified expenses to the fullest extent permitted by applicable law, subject to certain exceptions.

The limited liability company agreements of each of Era Aeróleo LLC and Aeróleo Internacional, LLC provide for the indemnification of managers and officers to the maximum extent permitted by the Delaware Limited Liability Company Act.

The operating agreements of each of Bristow LLC and Era Leasing LLC provide for the indemnification of members, directors and officers against specified expenses to the fullest extent permitted by the Delaware Limited Liability Company Act.

Louisiana Subsidiary Guarantor

Bristow U.S. LLC is a Subsidiary Guarantor and a Louisiana limited liability company. Section 1314 of the Louisiana Limited Liability Company Law (“Section 1314”) provides that a member or manager: (i) in discharging the member or manager’s duties, is fully protected in relying in good faith upon specified records, opinions and other information, unless the member or manager has knowledge that makes such reliance unwarranted; (ii) will not be liable for any action taken on behalf of the company or any failure to take any action if the member or manager performed the duties of the member or manager’s office in compliance with Section 1314; (iii) will not be personally liable to the company or its members for monetary damages unless the member or manager acted in a grossly negligent manner or engaged in conduct that demonstrates a greater disregard of the duty of care than gross negligence; and (iv) in making business judgments, fulfills the member or manager’s duty by making such judgments in good faith, if the member or manager does not have a conflict of interest with respect to the subject of the business judgment, is informed with respect to the subject of the business judgment to the extent the member or manager reasonably believes to be appropriate under the circumstances and rationally believes that the business judgment is in the best interests of the company and its members. Section 1314 further provides that a person alleging a breach of the duty owed by a member or manager to a company has the burden of proving the alleged breach of duty, including the inapplicability of specified provisions of Section 1314 as to the fulfillment of the duty, and, in a damage action, the burden of proving that the breach was the legal cause of damage suffered by the company.

The operating agreement of Bristow U.S. LLC does not address indemnification.

Cayman Islands Subsidiary Guarantors

Each of Bristow Holdings Company Ltd., Bristow Holdings Company Ltd. III, Bristow Cayman Ltd., BriLog Leasing Ltd. and Bristow Equipment Leasing Ltd. is a Subsidiary Guarantor and an exempt company incorporated in the Cayman Islands. Cayman Islands law does not limit the extent to which a company’s articles of association may provide for the indemnification of its directors, officers, employees and agents except to the extent that such provision may be held by the Cayman Islands courts to be contrary to public policy.

The articles of association of each of Bristow Holdings Company Ltd., Bristow Holdings Company Ltd. III, Bristow Cayman Ltd., BriLog Leasing Ltd. and Bristow Equipment Leasing Ltd. provide for the indemnification of directors and officers against specified expenses, subject to certain exceptions.

British Columbia Subsidiary Guarantors

Each of Bristow Canadian Real Estate Company Inc. and Bristow Canada Holdings Inc. is a Subsidiary Guarantor and a company incorporated in the Province of British Columbia, Canada. Section 160 of the British Columbia Business Corporations Act (the “BCBCA”) provides that a company may indemnify a director or officer (or an individual serving as a director or officer of another entity (an “associated corporation”) at the request of the company) (an “eligible party”) against all judgments, penalties or fines awarded or imposed in, or an amount paid in settlement of, a proceeding to which the eligible party, by reason of having been a director or officer, is or may be joined as a party or is or may be liable (an “eligible proceeding”) to which the eligible party is or may be liable. Section 160 of the BCBCA also provides that a company may, after the final disposition of an eligible proceeding, pay the costs, charges and expenses (including legal and other fees, but excluding judgments, penalties, fines or amounts paid in settlement of a proceeding) actually and reasonably incurred by an eligible party in respect of that proceeding. Section 161 of the BCBCA provides that a company must, after the final disposition of an eligible proceeding, pay the costs, charges and expenses (including legal and other fees, but excluding judgments, penalties, fines or amounts paid in settlement of a proceeding) actually and reasonably incurred by the eligible party in respect of that proceeding if the eligible party: (i) has not been reimbursed for those expenses; and (ii) is wholly successful, on the merits or otherwise, in the outcome of the proceeding or is substantially successful on the merits in the outcome of the proceeding. Section 162 of the BCBCA provides that a company may pay, as they are incurred in advance of the final disposition of an eligible proceeding, such expenses actually and reasonably incurred by an eligible party in respect of that proceeding, if the company first receives from the eligible party a written undertaking to repay the amounts advanced if it is ultimately determined that the payment of expenses is prohibited by Section 163 of the BCBCA. Section 163 of the BCBCA provides that a company must not indemnify an eligible party or pay the expenses of an eligible party if: (i) the indemnity or payment is made under an earlier agreement to indemnify or pay expenses and, at the time that the agreement to indemnify or pay expenses was made, the company was prohibited from giving the indemnity or paying the expenses by its memorandum or articles; (ii) the indemnity or payment is made otherwise than under an earlier agreement to indemnify or pay expenses and, at the time that the indemnity or payment is made, the company is prohibited from giving the indemnity or paying the expenses by its memorandum or articles; (iii) in relation to the subject matter of the eligible proceeding, the eligible party did not act honestly and in good faith with a view to the best interests of the company or the associated corporation, as the case may be; or (iv) in the case of an eligible proceeding other than a civil proceeding, the eligible party did not have reasonable grounds for believing that the eligible party’s conduct in respect of which the proceeding was brought was lawful. Section 163 of the BCBCA also provides that, if an eligible proceeding is brought against an eligible party by or on behalf of a company or by or on behalf of an associated corporation, the company must not indemnify the eligible party or pay the expenses of the eligible party in respect of the proceeding. Section 164 of the BCBCA provides that, in any event, a court may, on the application of a company or an eligible party: (i) order the company to indemnify an eligible party against any liability incurred by the eligible party in respect of an eligible proceeding; (ii) order the company to pay some or all of the expenses incurred by an eligible party in respect of an eligible proceeding; (iii) order the enforcement of, or any payment under, an agreement of indemnification entered into by the company; (iv) order the company to pay some or all of the expenses actually and reasonably incurred by any person in obtaining any such order under Section 164 of the BCBCA; or (v) make any other order the court considers appropriate. Section 165 of the BCBCA provides that a company may purchase and maintain insurance for the benefit of an eligible party against any liability that may be incurred by reason of having been a director or officer of the company or an associated corporation.

The articles of each of Bristow Canadian Real Estate Company Inc. and Bristow Canada Holdings Inc. provide for the indemnification of directors in accordance with applicable law.

Item 16. Exhibits.

Exhibit Index

Exhibit Number	Description

1.1*	Form of Underwriting Agreement.

4.1**	Form of Senior Indenture.

4.2**	Form of Subordinated Indenture.

4.3*	Form of Senior Note.

4.4*	Form of Subordinated Note.

4.5*	Form of Certificate of Designations for Preferred Stock.

4.6*	Form of Warrant Agreement (including form of Warrant Certificate).

4.7*	Form of Deposit Agreement (including form of Depositary Receipt).

4.8*	Form of Share Purchase Contract.

4.9*	Form of Unit Agreement (including form of Unit Certificate).

5.1**	Opinion of Baker Botts L.L.P. as to the legality of the securities being registered.

23.1**	Consent of KPMG LLP, independent registered public accounting firm.

23.2**	Consent of Baker Botts L.L.P. (included in Exhibit 5.1).

24.1**	Power of Attorney (included on the signature pages of this registration statement).

T-1*†	Form T-1 Statement of Eligibility of Trustee relating to the Senior Indenture.

T-1*†	Form T-1 Statement of Eligibility of Trustee relating to the Subordinated Indenture.

107.1**	Filing Fee Table.

*	To be filed, if necessary, as an exhibit to a post-effective amendment to this registration statement or as an exhibit to a Current Report on Form 8-K and incorporated by reference herein.
**	Filed herewith.
†	To be filed later in accordance with subsection (a) of Section 310 of the Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

Item 17. Undertakings.

(a)	The undersigned registrant hereby undertakes:

(1)	To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)	To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933;

(ii)

To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the “Calculation of Filing Fee Tables” or “Calculation of Registration Fee” table, as applicable, in the effective registration statement;

(iii)

To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

provided, however, that paragraphs (a)(1)(i), (a)(1)(ii) and (a)(1)(iii) do not apply if the information required to be included in a post-effective amendment by those paragraphs is contained in reports filed with or furnished to the Commission by the registrant pursuant to Section 13 or Section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement, or is contained in a form of prospectus filed pursuant to Rule 424(b) that is part of the registration statement.

(2)

That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)	To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)	That, for the purpose of determining liability under the Securities Act of 1933 to any purchaser:

(i)

Each prospectus filed by the registrant pursuant to Rule 424(b)(3) shall be deemed to be part of the registration statement as of the date the filed prospectus was deemed part of and included in the registration statement; and

(ii)

Each prospectus required to be filed pursuant to Rule 424(b)(2), (b)(5), or (b)(7) as part of a registration statement in reliance on Rule 430B relating to an offering made pursuant to Rule 415(a)(1)(i), (vii), or (x) for the purpose of providing the information required by Section 10(a) of the Securities Act of 1933 shall be deemed to be part of and included in the registration statement as of the earlier of the date such form of prospectus is first used after effectiveness or the date of the first contract of sale of securities in the offering described in the prospectus. As provided in Rule 430B, for liability purposes of the issuer and any person that is at that date an underwriter, such date shall be deemed to be a new effective date of the registration statement relating to the securities in the registration statement to which that prospectus relates, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof; provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such effective date, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such effective date.

(5)

That, for the purpose of determining liability of the registrant under the Securities Act of 1933 to any purchaser in the initial distribution of the securities, in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)	Any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)	Any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)

The portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)	Any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)

The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant’s annual report pursuant to Section 13(a) or Section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Securities Act of 1933 and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Securities Act of 1933 and will be governed by the final adjudication of such issue.

(d)

The undersigned registrant hereby undertakes to file an application for the purpose of determining the eligibility of the trustee to act under subsection (a) of Section 310 of the Trust Indenture Act in accordance with the rules and regulations prescribed by the Commission under Section 305(b)(2) of the Trust Indenture Act.

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 23, 2025.

Bristow Group Inc.

By:	/s/ Jennifer D. Whalen
Name:	Jennifer D. Whalen
Title:	Senior Vice President, Chief Financial Officer

POWER OF ATTORNEY

Each person whose signature appears below appoints Jennifer D. Whalen as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and all other documents in connection therewith or in connection with the registration of the securities under the Securities Act, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with such matters, as fully and for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on October 23, 2025.

Signature	Title

/s/ Christopher S. Bradshaw	President, Chief Executive Officer and Director
Christopher S. Bradshaw	(Principal Executive Officer)

/s/ Jennifer D. Whalen	Senior Vice President, Chief Financial Officer
Jennifer D. Whalen	(Principal Financial Officer)

/s/ Donna L. Anderson	Vice President, Chief Accounting Officer
Donna L. Anderson	(Principal Accounting Officer)

/s/ G. Mark Mickelson	Chairman of the Board and Director
G. Mark Mickelson

/s/ Lorin L. Brass	Director
Lorin L. Brass

/s/ Wesley E. Kern	Director
Wesley E. Kern

/s/ Robert J. Manzo	Director
Robert J. Manzo

/s/ Gen. Maryanne Miller	Director
Gen. Maryanne Miller

/s/ Christopher Pucillo	Director
Christopher Pucillo

/s/ Shefali Shah	Director
Shefali Shah

/s/ Brian D. Truelove	Director
Brian D. Truelove

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 23, 2025.

Bristow Holdings U.S. Inc.

By:	/s/ Jennifer D. Whalen
Name:	Jennifer D. Whalen
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below appoints Jennifer D. Whalen as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and all other documents in connection therewith or in connection with the registration of the securities under the Securities Act, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with such matters, as fully and for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on October 23, 2025.

Signature	Title

/s/ Jennifer D. Whalen	President and Director
Jennifer D. Whalen	(Principal Executive Officer)

/s/ Joseph Pitzinger	Vice President and Treasurer
Joseph Pitzinger	(Principal Financial Officer and Principal Accounting Officer)

/s/ Justin D. Mogford	Vice President, Secretary and Director
Justin D. Mogford

/s/ Mary Wersebe	Vice President and Director
Mary Wersebe

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 23, 2025.

Bristow Holdings America Inc.

By:	/s/ Jennifer D. Whalen
Name:	Jennifer D. Whalen
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below appoints Jennifer D. Whalen as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and all other documents in connection therewith or in connection with the registration of the securities under the Securities Act, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with such matters, as fully and for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on October 23, 2025.

Signature	Title

/s/ Jennifer D. Whalen	President and Director
Jennifer D. Whalen	(Principal Executive Officer)

/s/ Joseph Pitzinger	Vice President, Treasurer and Director
Joseph Pitzinger	(Principal Financial Officer and Principal Accounting Officer)

/s/ Justin D. Mogford	Vice President, Secretary and Director
Justin D. Mogford

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 23, 2025.

BHNA Holdings Inc.

By:	/s/ Jennifer D. Whalen
Name:	Jennifer D. Whalen
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below appoints Jennifer D. Whalen as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and all other documents in connection therewith or in connection with the registration of the securities under the Securities Act, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with such matters, as fully and for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on October 23, 2025.

Signature	Title

/s/ Jennifer D. Whalen	President and Director
Jennifer D. Whalen	(Principal Executive Officer)

/s/ Joseph Pitzinger	Vice President, Treasurer and Director
Joseph Pitzinger	(Principal Financial Officer and Principal Accounting Officer)

/s/ Justin D. Mogford	Vice President, Secretary and Director
Justin D. Mogford

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 23, 2025.

Bristow Helicopters Inc.

By:	/s/ Jennifer D. Whalen
Name:	Jennifer D. Whalen
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below appoints Jennifer D. Whalen as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and all other documents in connection therewith or in connection with the registration of the securities under the Securities Act, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with such matters, as fully and for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on October 23, 2025.

Signature	Title

/s/ Jennifer D. Whalen	President and Director
Jennifer D. Whalen	(Principal Executive Officer)

/s/ Joseph Pitzinger	Vice President, Treasurer and Director
Joseph Pitzinger	(Principal Financial Officer and Principal Accounting Officer)

/s/ Justin D. Mogford	Vice President, Secretary and Director
Justin D. Mogford

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 23, 2025.

Bristow U.S. Leasing LLC

By:	/s/ Jennifer D. Whalen
Name:	Jennifer D. Whalen
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below appoints Jennifer D. Whalen as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and all other documents in connection therewith or in connection with the registration of the securities under the Securities Act, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with such matters, as fully and for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on October 23, 2025.

Signature	Title

/s/ Jennifer D. Whalen	President and Manager
Jennifer D. Whalen	(Principal Executive Officer)

/s/ Joseph Pitzinger	Vice President, Treasurer and Manager
Joseph Pitzinger	(Principal Financial Officer and Principal Accounting Officer)

/s/ Justin D. Mogford	Vice President, Secretary and Manager
Justin D. Mogford

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 23, 2025.

Bristow U.S. LLC

By:	/s/ Stuart Stavley
Name:	Stuart Stavley
Title:	Manager

POWER OF ATTORNEY

Each person whose signature appears below appoints Jennifer D. Whalen as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and all other documents in connection therewith or in connection with the registration of the securities under the Securities Act, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with such matters, as fully and for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on October 23, 2025.

Signature	Title

/s/ Stuart Stavley	Manager
Stuart Stavley	(Principal Executive Officer)

/s/ Joseph Pitzinger	Manager
Joseph Pitzinger	(Principal Financial Officer and Principal Accounting Officer)

/s/ Justin D. Mogford	Manager
Justin D. Mogford

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 23, 2025.

Era Aeróleo LLC

By:	/s/ Joseph Pitzinger
Name:	Joseph Pitzinger
Title:	President and Treasurer

POWER OF ATTORNEY

Each person whose signature appears below appoints Jennifer D. Whalen as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and all other documents in connection therewith or in connection with the registration of the securities under the Securities Act, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with such matters, as fully and for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on October 23, 2025.

Signature	Title

/s/ Joseph Pitzinger	President, Treasurer and Director
Joseph Pitzinger	(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

/s/ Justin D. Mogford	Vice President, Secretary and Director
Justin D. Mogford

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 23, 2025.

Aeróleo Internacional, LLC

By:	/s/ Joseph Pitzinger
Name:	Joseph Pitzinger
Title:	President and Treasurer

POWER OF ATTORNEY

Each person whose signature appears below appoints Jennifer D. Whalen as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and all other documents in connection therewith or in connection with the registration of the securities under the Securities Act, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with such matters, as fully and for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on October 23, 2025.

Signature	Title

/s/ Joseph Pitzinger	President, Treasurer and Director
Joseph Pitzinger	(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

/s/ Justin D. Mogford	Vice President, Secretary and Director
Justin D. Mogford

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 23, 2025.

Bristow LLC

By:	/s/ Joseph Pitzinger
Name:	Joseph Pitzinger
Title:	President, Treasurer and Assistant Secretary

POWER OF ATTORNEY

Each person whose signature appears below appoints Jennifer D. Whalen as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and all other documents in connection therewith or in connection with the registration of the securities under the Securities Act, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with such matters, as fully and for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on October 23, 2025.

Signature	Title

/s/ Joseph Pitzinger	President, Treasurer, Assistant Secretary and Director
Joseph Pitzinger	(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

/s/ Anne Burguieres Rappold	Vice President, Secretary and Director
Anne Burguieres Rappold

/s/ Stuart Stavley	Vice President and Director
Stuart Stavley

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 23, 2025.

Era Leasing LLC

By:	/s/ Joseph Pitzinger
Name:	Joseph Pitzinger
Title:	President, Treasurer and Assistant Secretary

POWER OF ATTORNEY

Each person whose signature appears below appoints Jennifer D. Whalen as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and all other documents in connection therewith or in connection with the registration of the securities under the Securities Act, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with such matters, as fully and for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on October 23, 2025.

Signature	Title

/s/ Joseph Pitzinger	President, Treasurer, Assistant Secretary and Director
Joseph Pitzinger	(Principal Executive Officer, Principal Financial Officer and Principal Accounting Officer)

/s/ Fabio Miceli	Vice President, Secretary and Director
Fabio Miceli

/s/ James Kennedy	Vice President and Director
James Kennedy

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 23, 2025.

Bristow U.S. Holdings LLC

By:	/s/ Jennifer D. Whalen
Name:	Jennifer D. Whalen
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below appoints Jennifer D. Whalen as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and all other documents in connection therewith or in connection with the registration of the securities under the Securities Act, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with such matters, as fully and for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on October 23, 2025.

Signature	Title

/s/ Jennifer D. Whalen	President and Manager
Jennifer D. Whalen	(Principal Executive Officer)

/s/ Joseph Pitzinger	Vice President, Treasurer and Manager
Joseph Pitzinger	(Principal Financial Officer and Principal Accounting Officer)

/s/ Justin D. Mogford	Vice President, Secretary and Manager
Justin D. Mogford

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 23, 2025.

Bristow Holdings Company Ltd.

By:	/s/ Jennifer D. Whalen
Name:	Jennifer D. Whalen
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below appoints Jennifer D. Whalen as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and all other documents in connection therewith or in connection with the registration of the securities under the Securities Act, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with such matters, as fully and for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on October 23, 2025.

Signature	Title

/s/ Jennifer D. Whalen	President and Director
Jennifer D. Whalen	(Principal Executive Officer)

/s/ Joseph Pitzinger Joseph Pitzinger	Vice President, Treasurer and Director and Authorized Representative in the United States (Principal Financial Officer and Principal Accounting Officer)

/s/ Justin D. Mogford	Vice President, Secretary and Director
Justin D. Mogford

/s/ Jamie Nelson	Director
Jamie Nelson

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 23, 2025.

Bristow Holdings Company Ltd. III

By:	/s/ Jennifer D. Whalen
Name:	Jennifer D. Whalen
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below appoints Jennifer D. Whalen as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and all other documents in connection therewith or in connection with the registration of the securities under the Securities Act, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with such matters, as fully and for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on October 23, 2025.

Signature	Title

/s/ Jennifer D. Whalen	President and Director
Jennifer D. Whalen	(Principal Executive Officer)

/s/ Joseph Pitzinger Joseph Pitzinger	Vice President, Treasurer and Director and Authorized Representative in the United States (Principal Financial Officer and Principal Accounting Officer)

/s/ Justin D. Mogford	Vice President, Secretary and Director
Justin D. Mogford

/s/ Jamie Nelson	Director
Jamie Nelson

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 23, 2025.

Bristow Cayman Ltd.

By:	/s/ Jennifer D. Whalen
Name:	Jennifer D. Whalen
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below appoints Jennifer D. Whalen as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and all other documents in connection therewith or in connection with the registration of the securities under the Securities Act, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with such matters, as fully and for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on October 23, 2025.

Signature	Title

/s/ Jennifer D. Whalen	President and Director
Jennifer D. Whalen	(Principal Executive Officer)

/s/ Joseph Pitzinger Joseph Pitzinger	Vice President, Treasurer and Director and Authorized Representative in the United States (Principal Financial Officer and Principal Accounting Officer)

/s/ Justin D. Mogford	Vice President, Secretary and Director
Justin D. Mogford

/s/ Jamie Nelson	Director
Jamie Nelson

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 23, 2025.

BriLog Leasing Ltd.

By:	/s/ Jennifer D. Whalen
Name:	Jennifer D. Whalen
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below appoints Jennifer D. Whalen as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and all other documents in connection therewith or in connection with the registration of the securities under the Securities Act, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with such matters, as fully and for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on October 23, 2025.

Signature	Title

/s/ Jennifer D. Whalen	President and Director
Jennifer D. Whalen	(Principal Executive Officer)

/s/ Joseph Pitzinger Joseph Pitzinger	Vice President, Treasurer and Director and Authorized Representative in the United States (Principal Financial Officer and Principal Accounting Officer)

/s/ Justin D. Mogford	Vice President, Secretary and Director
Justin D. Mogford

/s/ Jamie Nelson	Director
Jamie Nelson

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 23, 2025.

Bristow Equipment Leasing Ltd.

By:	/s/ Jennifer D. Whalen
Name:	Jennifer D. Whalen
Title:	President

POWER OF ATTORNEY

Each person whose signature appears below appoints Jennifer D. Whalen as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and all other documents in connection therewith or in connection with the registration of the securities under the Securities Act, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with such matters, as fully and for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on October 23, 2025.

Signature	Title

/s/ Jennifer D. Whalen	President and Director
Jennifer D. Whalen	(Principal Executive Officer)

/s/ Joseph Pitzinger Joseph Pitzinger	Vice President, Treasurer and Director and Authorized Representative in the United States (Principal Financial Officer and Principal Accounting Officer)

/s/ Justin D. Mogford	Vice President, Secretary and Director
Justin D. Mogford

/s/ Jamie Nelson	Director
Jamie Nelson

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 23, 2025.

Bristow Canadian Real Estate Company Inc.

By:	/s/ Joseph Pitzinger
Name:	Joseph Pitzinger
Title:	Vice President and Treasurer

POWER OF ATTORNEY

Each person whose signature appears below appoints Jennifer D. Whalen as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and all other documents in connection therewith or in connection with the registration of the securities under the Securities Act, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with such matters, as fully and for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on October 23, 2025.

Signature	Title

/s/ Fabio Miceli	President, Secretary and Director
Fabio Miceli	(Principal Executive Officer)

/s/ Joseph Pitzinger	Vice President, Treasurer and Director and Authorized Representative in the United States
Joseph Pitzinger	(Principal Financial Officer and Principal Accounting Officer)

SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Houston, State of Texas, on October 23, 2025.

Bristow Canada Holdings Inc.

By:	/s/ Joseph Pitzinger
Name:	Joseph Pitzinger
Title:	Vice President and Treasurer

POWER OF ATTORNEY

Each person whose signature appears below appoints Jennifer D. Whalen as his or her true and lawful attorney-in-fact and agent, with full power of substitution and resubstitution, for him or her and in his or her name, place and stead, in any and all capacities, to sign any or all amendments (including post-effective amendments) to this registration statement, or any registration statement for the same offering that is to be effective upon filing pursuant to Rule 462(b) under the Securities Act of 1933, and to file the same, with all exhibits thereto and all other documents in connection therewith or in connection with the registration of the securities under the Securities Act, with the Securities and Exchange Commission, granting unto said attorney-in-fact and agent full power and authority to do and perform each and every act and thing requisite and necessary to be done in connection with such matters, as fully and for all intents and purposes as he or she might or could do in person, hereby ratifying and confirming all that said attorney-in-fact and agent, or her substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

Pursuant to the requirements of the Securities Act of 1933, this registration statement has been signed by the following persons in the capacities indicated on October 23, 2025.

Signature	Title

/s/ Fabio Miceli	President, Secretary and Director
Fabio Miceli	(Principal Executive Officer)

/s/ Joseph Pitzinger	Vice President, Treasurer and Director and Authorized Representative in the United States
Joseph Pitzinger	(Principal Financial Officer and Principal Accounting Officer)